AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT to the Fund Administration Servicing Agreement dated as of January 1, 2014, as amended (the “Agreement”), is entered into as of the last date on the signature block by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”) and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new series of the Trust; and;
WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Exhibit 3, the CornerCap Fundametrics Large-Cap ETF is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS     U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick            By: /s/ Anita Zagrodnik

Name: Christopher E. Kashmerick            Name: Anita Zagrodnik
Title: President                      Title: Senior Vice President

Date:     8/11/2020                    Date: 8/11/2020

Exhibit 3 to the Trust for Advised Portfolios Fund Administration Servicing Agreement

Name of Series
CornerCap Fundametrics Large-Cap ETF

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule at July 2020

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where CornerCap Investment Counsel, Inc. (the “Adviser”) acts as investment adviser to the fund(s) in the TAP Trust.

Annual Minimum per Fund            Basis Points on Trust AUM
Funds 1-5 $_            First $500m _bps
Funds 6-10 $_            Next $500m _bps
Funds 11+ $_            Next $2b _ bps
Balance _ bps

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to 50% of $_ ($_ admin/acct/ta + $_ Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the Fund Administration fee schedule on this Exhibit 3

CornerCap Investment Counsel, Inc.

By: /s/ Jeffrey Moeller

Printed Name and Title: Jeffrey Moeller Director of Research Date: 8/11/2020

Exhibit 3 (continued) to the Trust for Advised Portfolios Fund Administration Servicing Agreement
Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)

▪	$_ - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps

▪	$_ - Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$_ - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$_ - Interest Rate Swaps, Foreign Currency Swaps

▪	$_ - Bank Loans

▪	$_ - Swaptions, Intraday money market funds pricing, up to 3 times per day

▪	$_ - Credit Default Swaps

▪	$_ per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions

▪	$_ per Foreign Equity Security per Month

▪	$_ per Domestic Equity Security per Month

▪	$_ per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee

▪	$_ for the first fund

▪	$_ for each additional fund 2-5

▪	$_ for each fund over 5 funds

▪	$_ per sub-adviser per fund

▪	Per adviser relationship, and subject to change based upon board review and approval.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$_ per security per month for fund administrative
SEC Modernization Requirements

▪	Form N-PORT - $_ per year, per Fund

▪	Form N-CEN - $_ per year, per Fund
Section 15(c) Reporting

▪	$_ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Additional 15c reporting is subject to additional charges

▪	Standard data source - Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Exhibit 3 (continued) to the Trust for Advised Portfolios Fund Administration Servicing Agreement
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services

▪	Base fee - $_ per fund per year

▪	Setup - $_ per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)

▪	$_ set up fee per fund complex

▪	$_ per fund per month
C- Corp Administrative Services

▪	1940 Act C-Corp - U.S. Bank Fee Schedule plus $_

▪	1933 Act C-Corp - U.S. Bank Fee Schedule plus $_
Controlled Foreign Corporation (CFC)

▪	U.S. Bank Fee Schedule plus $_
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services:

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $_ per year

▪	Additional Capital Gain Dividend Estimates - (First two included in core services) - $_ per additional estimate

▪	State tax returns - (First two included in core services) - $_ per additional return

Tax Reporting - C-Corporations
Federal Tax Returns

▪	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) - $_

▪	Prepare Federal and State extensions (If Applicable) - Included in the return fees

▪	Prepare provision estimates - $_ Per estimate

State Tax Returns

▪	Prepare state income tax returns for funds and blocker entities - $_ per state return

•	Sign state income tax returns - $_ per state return
Assist in filing state income tax returns - Included with preparation of returns

▪	State tax notice consultative support and resolution - $_ per fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly

Exhibit 3 (continued) to the Trust for Advised Portfolios Fund Administration Servicing Agreement
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
(Subject to services provided; if applicable)
$_ per project - one fund
$_ per project - two funds
$_ per project - three funds
$_ per project - four funds
Negotiated Fee - five funds and above

Additional fee of $_ per sub-adviser for 2 or more sub-advisers

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Regulatory Administration Services

▪	Subsequent new fund launch - $_ per fund or as negotiated

▪	Drafting SEC exemptive order application for required relief Negotiated fee

Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements

▪	$_ for first three funds in same statutory prospectus

▪	Fees negotiated for funds 4+

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary

▪	Federal and state regulatory filing fees

▪	Expenses from Board of Trustee meetings

▪	Third party auditing

▪	EDGAR/XBRL filing

▪	All other Miscellaneous expenses

Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.